EXHIBIT (21)

LUFKIN INDUSTRIES, INC. AND SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT

	Jurisdiction of Incorporation	Name Under Which such
Name of Subsidiary	or Organization	Subsidiary Does Business

Lufkin Industries Canada, Ltd.	Canada	Same

Lufkin Argentina, S.A.	Argentina	Same

Lufkin Inversora S.A.	Argentina	Same

Lufkin France, S.A.S.	France	Same

Lufkin Middle East	Egypt	Same

Lufkin & Partners	Oman	Same

Lufkin Industries Australia Pty. Ltd.	Australia	Same

Lufkin Industries SRL	Romania	Same

Lufkin do Brasil	Brazil	Same

Lufkin Canada Holdings I Ltd.	Canada	Same

Pentagon Optimization Services, Inc.	Canada	Same

Quinn Pumps Canada Ltd.	Canada	Same

Quinn Pumps Inc.	Texas	Same

Quinn Pumps North Dakota Inc.	North Dakota	Same

Quinn Pumps (California) Inc.	California	Same

Grenco Energy Services Inc.	Canada	Same

Grenco Energy Services LP	Canada	Same

Grenco Energy Services (USA) Inc.	Texas	Same

Lufkin Finance I ULC	Canada	Same

Lufkin Finance II ULC	Canada	Same

Lufkin Finance III ULC	Canada	Same

Lufkin Finance (US) LP	Texas	Same

Lufkin Finance Canada LP	Canada	Same

Lufkin MENA Services Ltd.	British Virgin Islands	Same

Lufkin MENA Ltd.	Dubai UAE	Same

Lufkin Eastern Energy Malaysia SDN. BHD.	Malaysia	Same